UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported): July 16, 2014

NeoMedia Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 Walnut Street, Suite 100, Boulder, Colorado	80302
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(303) 546-7946

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report onr Completed Interim Review.

On July 16, 2014, in connection with previous comments and responses between them, NeoMedia Technologies, Inc., a Delaware corporation (the “Company”), received a correspondence from the U.S. Securities and Exchange Commission (the “SEC”), requesting that (i) the Company restate certain of its financial statements by filing amendments to the reports containing such financials, and (ii) the Company file a Current Report on Form 8-K to report non-reliance on such financials. As such, the Company is filing this Current Report on Form 8-K (the “8-K”) to report that the Company’s previously issued audited financial statements as of and for the year ended December 31, 2013, as presented in the Company’s Annual Report on Form 10-K for such period (the “Form 10-K”), as well as the financial statements issued in the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2014 (the “Form 10-Q”), should no longer be relied upon (all of such financial statements are collectively referred to herein as the “Financial Statements”). The Company’s management has discussed with the Company’s independent auditor the matters disclosed in this 8-K.

In its correspondence, the SEC asserted that certain modifications in the Company’s valuation methodology, deemed as accounting estimates by the Company, contained errors with respect to the valuation of convertible debentures issued by the Company, in that such methodology did not capture the debentures’ potentially dilutive effect upon their conversion into common stock. The operational performance of the Company will remain unchanged.

The Company intends to file an amended Form 10-K and an amended Form 10-Q that will contain restated Financial Statements revised pursuant to the SEC’s comments.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2014	NEOMEDIA TECHNOLOGIES, INC.

By: /s/ Laura Marriott
Name: Laura A Marriott
Its: Chief Executive Officer

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